SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 1, 2007

                       PROVIDENT FINANCIAL SERVICES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                       1-31566               42-1547151
-------------------------------     --------------------    -----------------
(State or other jurisdiction of    (Commission File No.)     (IRS Employer
incorporation)                                               Identification No.)



830 Bergen Avenue, Jersey City, New Jersey                      07306-4599
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 (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (201) 333-1000


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
                  --------------------------------------------------------

                  Effective April 1, 2007, and in accordance with the merger agreement between First Morris Bank & Trust ("First Morris") and Provident Financial Services, Inc. (the "Company"), the Company has appointed Katharine Laud, a former director of First Morris, as a director of the Company and its subsidiary, The Provident Bank (the "Bank"). Ms. Laud, whose service on the boards of directors of the Company and the Bank will commence at the next respective board meetings, is expected to join the Trust Committee of the board of directors of the Bank. Ms. Laud is eligible to participate in any compensation and benefit plans applicable to directors of the Company and the Bank.

                  Ms. Laud's father is a partner at the law firm of Wiley, Malehorn & Sirota. This firm provided legal services to First Morris during 2006, and it is anticipated that the firm will continue to provide legal services to the Bank following the merger. Legal fees to be paid to the firm during 2007 may exceed $120,000. In addition, the law firm is a party to a lease agreement with First Morris relating to office space, pursuant to which the law firm makes annual lease payments of approximately $197,000. As a result of the merger of First Morris into the Bank, the Bank has assumed this lease.

Item 8.01         Other Events
                  ------------

                  On April 1, 2007, the Company consummated the transactions under the Agreement and Plan of Merger dated October 15, 2006 with First Morris and completed the merger of First Morris into the Bank. The combined company has assets of approximately $6.3 billion and a network of 84 branches serving customers in ten counties throughout northern and central New Jersey. The Company will issue approximately 3.3 million shares of its common stock and pay approximately $62 million in cash to First Morris' stockholders in the transaction. A press release announcing the completion of the merger is attached as Exhibit 99.1.


Item 9.01         Financial Statements and Exhibits
                  ---------------------------------

(a) Financial Statements of businesses acquired: Not Applicable.

(b) Pro forma financial information: Not Applicable.

(c) Shell company transactions: Not Applicable

(d) Exhibits:

                 The following Exhibit is attached as part of this report:
                 99.1 Press Release dated April 2, 2007

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            PROVIDENT FINANCIAL SERVICES, INC.



DATE:  April 3, 2007                        By:      /s/ Paul M. Pantozzi
                                                     ---------------------------
                                                     Paul M. Pantozzi
                                                     Chairman and
                                                     Chief Executive Officer